PARAMETRIC PORTFOLIO ASSOCIATES

                                 CODE OF ETHICS

                              EFFECTIVE MAY 1, 1996

                                  INTRODUCTION

                                 FIDUCIARY DUTY

         This code of ethics is based on the principle that you, as a director, officer or employee of parametric portfolio associates (partnership), owe a fiduciary duty to the shareholders of the registered investment companies (the funds) and other clients (together with the funds, the advisory clients) for which partnership serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our advisory clients.

         At all times, you must:

         1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions (each, a Portfolio Employee), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

         2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE PARTNERSHIP INSIDER TRADING POLICY. The Partnership encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the Partnership Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.


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         3.       AVOID TAKING  INAPPROPRIATE  ADVANTAGE OF YOUR  POSITION.  The
                  receipt of investment opportunities, gifts or gratuities from persons seeking business with the Partnership directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

         APPENDICES

         The following appendices are attached to this Code and are a part of this Code:

                  I.       The Partnership Insider Trading Policy.

                  II.      Form  for  preclearance  of  Non  Exempt   Securities
                           transactions.

                  III.     Form  for  annual   report  of  personal   Securities
                           holdings.

                  IV.      Form for quarterly report of Securities transactions.

                  V.       Form for acknowledgment of receipt of this Code.

                  VI. Form for annual certification of compliance with this Code.

                                    QUESTIONS

         Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers for your organization are Kenneth M. Poovey, Newton B. Schott, Sharon A. Cheever, Richard Weil, Mark Porterfield and Linda Mauzy.


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                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction.

         SECURITIES

         THE FOLLOWING ARE SECURITIES:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         THE FOLLOWING ARE NOT SECURITIES:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

         EXEMPT SECURITIES

         THE FOLLOWING ARE EXEMPT SECURITIES:

         1.       Securities issued by the government of the united states.

         2. Bankers' acceptances, bank certificates of deposit, commercial paper, bank repurchase agreements and such other money market instruments as may be designated from time to time by the committee appointed by the partnership to administer this code (the compliance committee). The parametric compliance committee consists of the following members: kenneth m. Poovey, newton b. Schott, sharon a. Cheever, richard weil, mark j. Porterfield, and linda mauzy.

         3.       Shares of registered open-end investment companies.


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         BENEFICIAL OWNERSHIP

         You are considered to have beneficial ownership of securities if you have or share a direct or indirect pecuniary interest in the securities.

         You  have  a  pecuniary   interest  in   securities  if  you  have  the
opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

         The following are examples of an indirect pecuniary interest in securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these securities will not provide you with any economic benefit.

                  Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in securities held by a general or limited partnership.

         3. Your interest as a manager-member in the securities held by a limited liability company.

         You do not have an indirect pecuniary interest in securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the securities held by the entity.

         The following circumstances constitute beneficial ownership by you of securities held by a trust:

         1. Your ownership of securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.       Your ownership of a vested beneficial interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.


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         EXEMPT TRANSACTIONS

         THE FOLLOWING ARE EXEMPT TRANSACTIONS:

         1. Any transaction in securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

         2.       Purchases of securities under dividend reinvestment plans.

         3. Purchases of securities by exercise of rights issued to the holders of a class of securities pro rata, to the extent they are issued with respect to securities of which you have beneficial ownership.

         4. Acquisitions or dispositions of securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have beneficial ownership.

         5.       Subject  to  the  restrictions  on  participation  in  private placements set forth below under private placements, acquisitions or dispositions of securities of a private issuer. A private issuer is an issuer which has no outstanding publicly-traded securities, and no outstanding securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded securities. However, you will have beneficial ownership of securities held by a private issuer whose equity securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the securities held by the entity.

         6. Such other classes of transactions as may be designated from time to time by the compliance committee based upon a determination that the transactions do not involve any realistic possibility of a violation of rule 17j-1 under the investment company act of 1940, as amended. The compliance committee may exempt designated classes if transactions from any of the provisions of this code except the provisions set forth below under reporting.

         7. Such other specific transactions as may be exempted from time to time by a compliance officer. On a case-by-case basis when no abuse is involved, a compliance officer may exempt a specific transaction from any of the provisions of this code except the provisions set forth below under reporting.


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         CIRCUMSTANCES REQUIRING PRECLEARANCE

         If you have beneficial ownership of securities which are not exempt securities and which cannot be sold in exempt transactions, such securities may be sold only in compliance with the procedures set forth below under preclearance procedures.

         The compliance committee may designate as exempt transactions purchases and sales of securities which are purchased or sold in compliance with the procedures set forth below under preclearance procedures.

         PRECLEARANCE PROCEDURES

         If a Securities transaction requires preclearance:

         1. The securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same security on behalf of an advisory client until that order is executed or withdrawn.

         2. If you are a portfolio manager, the securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which a portfolio you manage trades in the same security.

         3. The securities may be purchased or sold only if you have asked a compliance officer to preclear the purchase or sale, the compliance officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this code and the foregoing restrictions. The form for requesting preclearance is attached to this code as appendix iI.

         INITIAL PUBLIC OFFERINGS

         If you are a portfolio employee, you may not acquire beneficial ownership of any securities (other than exempt securities) in an initial public offering.

         PRIVATE PLACEMENTS

         If you are a portfolio employee, you may not acquire beneficial ownership of any securities (other than exempt securities) in a private placement, unless you have received the prior written approval of the chief executive officer and a compliance officer of the partnership. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more advisory clients, and that the opportunity to invest has not been offered to you by virtue of your position.

         If you have acquired beneficial ownership of securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by


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an advisory  client in the issuer of the  securities,  and any  decision to make such an investment must be independently reviewed by a portfolio manager who does not have beneficial ownership of any securities of the issuer.

         SHORT-TERM TRADING PROFITS

         If you are a portfolio employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities (other than exempt securities) of which you have beneficial ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

         You are considered to profit from a short-term trade if securities of which you have beneficial ownership are sold for more than their purchase price, even though the securities purchased and the securities sold are held of record or beneficially by different persons or entities.

                                    REPORTING

         USE OF BROKER-DEALERS

         Unless you are an independent director, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

         REPORTING OF TRANSACTIONS

         Unless you are an independent director, you must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership, to provide to the Compliance Officer of the Partnership, on a timely basis, duplicate copies of confirmations of all transactions in the account and of periodic statements for the account and you must report to the Compliance Officer of the Partnership, on a timely basis, all transactions effected without the use of a broker in Securities (other than Exempt Securities of which you have Beneficial Ownership).

         ANNUAL REPORTS

         If you are a Portfolio Employee, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership upon commencement of your employment by the Partnership or the effective date of this Code, whichever occurs later, and annually thereafter. The form for this purpose is attached to this Code as Appendix III.


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         INDEPENDENT DIRECTORS

         If you are an independent director, you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a director should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of an Advisory Client. The report must be provided to the Compliance Officer of the Partnership within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix IV.

         As of the effective date of this Code, there are no independent directors.












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                                FIDUCIARY DUTIES

                                      GIFTS

         You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Partnership directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              SERVICE AS A DIRECTOR

         If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Executive Officer and the General Counsel of Partnership. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of OUR ADVISORY CLIENTS. IF YOU ARE PERMITTED TO SERVE ON THE BOARD OF A PUBLICLY TRADED ENTITY, YOU WILL BE ISOLATED from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.











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                                   COMPLIANCE

         CERTIFICATE OF RECEIPT

         You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix V.

         CERTIFICATE OF COMPLIANCE

         Unless you are an independent director, you are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix VI.

         REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                        REPORTS TO DIRECTORS AND TRUSTEES

         REPORTS OF SIGNIFICANT REMEDIAL ACTION

         The managing directors of the Partnership, the supervisory partner and the directors or trustees of each Fund which is an Advisory Client will be informed on a timely basis of each significant remedial action taken in response to a violation of this CODE. FOR THIS PURPOSE, A SIGNIFICANT REMEDIAL ACTION will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         ANNUAL REPORTS

         Management of the Partnership will report annually to the managing directors and the supervisory partner of the Partnership and the directors or trustees of each Fund which is an Advisory Client with regard to efforts to ensure compliance by the directors, officers and employees of the Partnership with their fiduciary obligations to our Advisory Clients.


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         The annual report will, at a minimum:

         1. Summarize existing procedures regarding personal Securities transactions, and any changes in such procedures during the prior year;

         2. Summarize the violations of this Code, if any, which resulted in significant remedial action during the prior year; and

         3. Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations.



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                         PARAMETRIC PORTFOLIO ASSOCIATES

                               EXEMPT TRANSACTIONS

                              EFFECTIVE MAY 1, 1996

                                  INTRODUCTION

         The Partnership Code of Ethics provides that no director, officer or employee may engage, or permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) of which such director, officer or employee has, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction.

         The Code further provides that, in addition to the Exempt  Transactions
described  in  the  Code,  other   transactions  may  be  designated  as  Exempt
Transactions by the Compliance Committee.

                       DESIGNATION OF EXEMPT TRANSACTIONS

         In accordance with the Code, the Partnership Compliance Committee designates the following transactions as Exempt Transactions, based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended:

         EXEMPT TRANSACTIONS NOT REQUIRING PRECLEARANCE

         The following Exempt Transactions do not require preclearance:

         1. Purchases or sales of up to $100,000 per issuer per calendar month of fixed-income Securities.

         2.       Any purchases or sales of  fixed-income  Securities  issued by
                  agencies   or   instrumentalities   of,   or   unconditionally
                  guaranteed by, the Government of the United States.

         3. Purchases or sales of up to $1,000,000 per issuer per calendar month of fixed-income securities issued by qualified foreign governments.


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                  A QUALIFIED FOREIGN  GOVERNMENT is a national  government of a
                  developed   foreign  country  with  outstanding   fixed-income
                  securities in excess of fifty billion dollars.

                  A list of qualified foreign governments will be prepared as of last business day of each calendar quarter, will be available for review with any Compliance Officer, and will be effective for the following calendar quarter.

         4. Purchases or sales of up to 500 shares per day, but not more than 1,000 shares per week, per issuer, of stock of large-cap issuers.

                  A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars, based on the closing sale price of its stock on the last trading day of the preceding calendar month, and an average daily trading volume during the preceding calendar month, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 50,000 shares.

                  A list of large-cap issuers will be prepared as of the last business day of each calendar month, will be available for review with any Compliance Officer, and will be effective for the following calendar month.

         5. Purchases or sales of up to the lesser of 500 shares or $5,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

         6. Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices.

                  A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of one billion dollars.

                  A list of broadly-based indices will be prepared as of the last business day of each calendar quarter, will be available for review with any Compliance Officer, and will be effective for the following calendar quarter.

         7. Any purchase or sale of shares of closed-end mutual funds other than PIMCO Commercial Mortgage Security Trust, Inc.

         8. Other than those securities that may be purchased pursuant to the provisions above, shares of any issuer not owned by any of the Partnership Client accounts and not contemplated for purchase for any client accounts, based upon the investment discipline of the Partnership that such securities are not eligible for purchase.



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         EXEMPT TRANSACTIONS REQUIRING PRECLEARANCE

         The following Exempt Transactions require preclearance in compliance with the procedures set forth in the Code:

         1. Purchases or sales in excess of $100,000 per issuer per calendar month, of municipal bonds.

         2. Any purchase or sale of shares of PIMCO Commercial Mortgage Security Trust, Inc.

                                     CAUTION

         You should keep in mind the following:

         1. If you are a Portfolio Employee, Exempt Transactions are subject to the prohibition against short-swing trading profits set forth in the Code.


         2. Unless you are an independent director, Exempt Transactions must be reported to the Partnership by your broker-dealer.

         3. The lists of qualified foreign governments, large-cap issuers and broadly-based indices may change from month to month. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.


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